Exhibit 10.1
AMENDMENT TO
WEATHERFORD INTERNATIONAL LTD.
NONQUALIFIED EXECUTIVE RETIREMENT PLAN
     This Amendment dated February 6, 2008 (this “Amendment”), amends the Weatherford International Ltd. Nonqualified Executive Retirement Plan, as amended and restated as of February 22, 2007 (the “Plan”). Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Plan.
     1. For purposes of determining Benefits payable under the Plan to all persons who become new Participants after the date of this Amendment, the definition of Compensation in Section 2(h) of the Plan shall be amended and restated as follows:
     (h) Compensation: The Participant’s highest annual base salary paid for personal services rendered to the Company or a Subsidiary in the last five-year period ending on the applicable date, and shall specifically exclude all incentive compensation or bonuses paid or payable to the Participant.
     2. This Amendment shall have no effect whatsoever upon all persons who were Participants in the Plan prior to the date of this Amendment.
     IN WITNESS WHEREOF, this Plan, as amended and restated, is executed by a duly authorized officer of the Company as of the 6th day of February, 2008.

WEATHERFORD INTERNATIONAL LTD.

By:	/s/ Bernard J. Duroc-Danner Bernard J. Duroc-Danner
Chairman, President & Chief Executive Officer